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                                                                EXHIBIT 10(b)(2)

SCHEDULE OF EMPLOYMENT AGREEMENTS:


J.C. Kempner
R.W. Hill
P.C. Carrothers
W.F. Schwer
M.L. Burke
D.H. Roche
J.M. Kelley
B.A. Oxnard, Jr.
M. S. Flegenheimer